First Internet Bancorp Reports 2015 Net Income Up 106%
Full year 2015 EPS up 104% over 2014
Fourth quarter net income and EPS up 55% and 56% year-over-year

Fishers, Indiana, January 21, 2016 - First Internet Bancorp (the “Company”) (NASDAQ: INBK), the parent company of First Internet Bank (www.firstib.com), today announced record annual net income for the twelve month period ended December 31, 2015.

David Becker, Chairman, President and Chief Executive Officer, commented, “We had a tremendous 2015. Executing our growth strategy, we increased loans by 30% and deposits by 26%. This drove net interest income up 38% for the year. On the bottom line, 2015 net income was up 106% and EPS was up 104% over 2014.

“Commercial loans grew by $232 million, or 66%, for the year and now make up more than 60% of our loan portfolio. Net interest income and our efficiency ratio improved each quarter. As we enter 2016, credit quality is solid and our pipeline is strong.

“Across the organization, we have talented people, focused on building and expanding relationships with our customers. We have a strategy and the team to continue our efforts to deliver positive returns to our shareholders,” Becker concluded.

For the twelve month period ended December 31, 2015, net income was a record $8.9 million and diluted earnings per share were a record $1.96, compared to net income of $4.3 million and diluted earnings per share of $0.96 for the twelve month period ended December 31, 2014. Fourth quarter net income was $2.3 million and diluted earnings per share were $0.50. This compares with third quarter net income of $2.3 million and diluted earnings per share of $0.51 and fourth quarter 2014 net income of $1.5 million and diluted earnings per share of $0.32.

Highlights for the fourth quarter 2015 included:

▪	Diluted earnings per share of $0.50, decreasing $0.01, or 2.0%, compared to the linked quarter and increasing $0.18, or 56.3%, compared to the fourth quarter 2014

•
During the fourth quarter, the Company recognized $0.12 million of pre-tax compensation expenses associated with a discretionary bonus award and staffing-related changes which negatively impacted diluted earnings per share by $0.02

▪	Solid quarterly performance

•	Return on average assets of 0.74%

•	Return on average shareholders’ equity of 8.73%

•	Return on average tangible common equity of 9.14%

▪	Total loan growth of $77.3 million, or 8.8%, compared to September 30, 2015 and $221.4 million, or 30.2%, compared to December 31, 2014

▪	Continued strong growth in net interest income, increasing $0.7 million, or 9.3%, compared to the linked quarter and $2.2 million, or 34.4%, compared to the fourth quarter 2014

▪	Net interest margin of 2.85% compared to 2.84% for the linked quarter and 2.78% for the fourth quarter 2014

▪	Capital levels continue to support loan and balance sheet growth

•	Tangible common equity to tangible assets of 7.88%

•	Tier 1 leverage ratio of 8.28%

•	Common equity tier 1 capital ratio of 10.11%

•	Tier 1 capital ratio of 10.11%

•	Total risk-based capital ratio of 12.25%

▪	Strong asset quality

•	Nonperforming loans to total loans receivable totaled 0.02% as of December 31, 2015

•	The allowance for loan losses as a percentage of nonperforming loans was 5,000.6% as of December 31, 2015

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter was $8.6 million compared to $7.8 million for the third quarter and $6.4 million for the fourth quarter 2014. Total interest income for the fourth quarter was $11.6 million, increasing $1.1 million, or 10.0%, compared to the third quarter and $3.0 million, or 34.5%, compared to the fourth quarter 2014. The increase in total interest income compared to the linked quarter was driven by a $76.3 million, or 9.1%, increase in average loans receivable and a $16.2 million, or 8.5%, increase in average investment balances. Additionally, the yield earned on the loan portfolio increased 5 bps during the fourth quarter to 4.36% from 4.31% for the third quarter. The yield earned on the investment portfolio during the fourth quarter was 2.30%, consistent with the linked quarter’s yield.

Total interest expense for the fourth quarter was $3.0 million, increasing $0.3 million, or 12.2%, compared to the third quarter and $0.8 million, or 34.6%, compared to the fourth quarter 2014. Average interest-bearing deposit balances increased $61.1 million, or 7.1%, compared to the linked quarter with the related cost of funds decreasing 1 bp from 1.05% in the third quarter to 1.04% in the fourth quarter. Average Federal Home Loan Bank advances increased $23.1 million, or 16.9%, during the fourth quarter compared to the third quarter while the cost of funds associated with these borrowings declined 5 bps to 0.98%. Additionally, during the fourth quarter, the Company issued $10.0 million of subordinated notes bearing an annual fixed rate of interest of 6.4375% which contributed $0.1 million to the quarterly increase in interest expense.

Net interest margin was 2.85% for the fourth quarter compared to 2.84% for the third quarter and 2.78% for the fourth quarter 2014.

Noninterest Income
Noninterest income for the fourth quarter was $2.1 million compared to $2.4 million for the third quarter and $2.1 million for the fourth quarter 2014. The decrease of $0.2 million, or 9.7%, compared to the linked quarter was driven by a decline of $0.3 million, or 13.8%, in mortgage banking revenue resulting primarily from seasonally lower origination volumes.

Noninterest Expense
Noninterest expense for the fourth quarter was $6.5 million compared to $6.2 million for the third quarter and $5.9 million for the fourth quarter 2014. The increase of $0.3 million, or 4.6%, compared to the linked quarter was due to higher consulting and professional fees, premises and equipment costs, loan expenses and other expenses, partially offset by lower marketing expenses. Excluding the expense impact of the discretionary bonus award and staffing-related changes noted above, salaries and employee benefits decreased $0.1 million, or 3.2%, and total noninterest expense increased $0.2 million, or 2.6%, compared to the linked quarter.

Income Taxes
Income tax expense was $1.2 million for the fourth quarter, resulting in an effective tax rate of 34.4%, compared to $1.2 million and an effective tax rate of 34.6% for the linked quarter and $0.7 million and an effective tax rate of 33.6% for the fourth quarter 2014.

Loans and Credit Quality
Total loans as of December 31, 2015 were $953.9 million, increasing $77.3 million, or 8.8%, compared to September 30, 2015 and $221.4 million, or 30.2%, compared to December 31, 2014. Total commercial loan balances were $582.9 million as of December 31, 2015, increasing $74.2 million, or 14.6%, compared to September 30, 2015 and $231.8 million, or 66.0%, compared to December 31, 2014. Continued strong production in single tenant lease financing balances contributed significantly to the growth as balances increased $45.2 million, or 13.7%, compared to September 30, 2015 and $181.7 million, or 94.4%, compared to December 31, 2014. Construction loan originations also continued to grow during the fourth quarter as balances increased $15.7 million, or 52.0%, compared to September 30, 2015 and $21.0 million, or 84.5%, compared to December 31, 2014. Commercial and industrial and owner-occupied commercial real estate production was strong as well as balances increased $14.6 million on a combined basis, or 11.1%, compared to September 30, 2015 and $34.9 million, or 31.3%, compared to December 31, 2014.

Total consumer loan balances were $366.2 million as of December 31, 2015, increasing $3.1 million, or 0.9%, compared to September 30, 2015 and declining $10.0 million, or 2.7%, compared to December 31, 2014. Compared to the linked quarter, growth during the fourth quarter was driven by increases of $5.1 million, or 2.4%, in residential mortgages, $1.8 million, or 4.9%, in recreational vehicles and $0.6 million, or 0.9%, in trailers, partially offset by a decline in home equity loans of $4.0 million, or 8.5%.

Credit quality continued to remain strong as nonperforming loans to total loans receivable were 0.02% as of December 31, 2015, consistent with the prior quarter and down 2 bps from 0.04% as of December 31, 2014. Additionally, nonperforming assets to total assets declined to 0.37% as of December 31, 2015 from 0.41% as of September 30, 2015 and 0.50% as of December 31, 2014. The allowance for loan losses was $8.4 million as of December 31, 2015 compared to $7.7 million as of September 30, 2015 and $5.8 million as of December 31, 2014. The allowance as a percentage of total nonperforming loans was 5,000.6% as of December 31, 2015 compared to 3,723.8% as of September 30, 2015 and 1,959.5% as of December 31, 2014. The allowance as a percentage of total loans receivable was 0.88% as of December 31, 2015 compared to 0.88% as of September 30, 2015 and 0.79% as of December 31, 2014.

Net charge-offs of $0.1 million were recognized during the fourth quarter, resulting in net charge-offs to average loans of 0.03% compared to net recoveries of 0.07% for the third quarter and net charge-offs of 0.03% for the fourth quarter 2014. The provision for loan losses in the fourth quarter was $0.7 million compared to $0.5 million for the third quarter and $0.4 million for the fourth quarter 2014. The increase of $0.3 million, or 64.3%, compared to the linked quarter was primarily due to the strong commercial loan growth experienced in the fourth quarter.

Capital
During the fourth quarter, total shareholders’ equity increased $1.4 million, due primarily to net income earned during the quarter, partially offset by the change in the unrealized gain/loss related to the investment portfolio and declared dividends. As of December 31, 2015, the Company’s tier 1 leverage, common equity tier 1, tier 1 and total risk-based capital ratios were 8.28%, 10.11%, 10.11% and 12.25% compared to 8.81%, 10.74%, 10.74% and 11.90% as of September 30, 2015, respectively. The decline in the tier 1 leverage ratio was due to an increase in average assets driven primarily by commercial loan growth during the quarter. The declines in the common equity tier 1 and tier 1 capital ratios were due to an increase in risk-weighted assets resulting primarily from commercial loan growth for the quarter. The total risk-based capital ratio increased compared to the linked quarter as the impact of the increase in risk-weighted assets was more than offset by the issuance of the subordinated notes which qualify as tier 2 capital, a component of total capital. Tangible common equity to tangible assets declined 58 bps during the fourth quarter to 7.88% due primarily to strong balance sheet growth. Tangible book value per share increased to $22.24 as of December 31, 2015 from $21.90 as of September 30, 2015 and $20.74 as of December 31, 2014.

About First Internet Bancorp
First Internet Bancorp is the parent company of First Internet Bank, which opened for business in 1999 as the nation’s first state-chartered, FDIC-insured institution to operate solely via the Internet. With customers in all 50 states, First Internet Bank offers consumers services including checking, savings, money market, certificates of deposit and IRA accounts as well as consumer loans, residential mortgages, residential construction loans and home equity products. For commercial clients, it provides commercial real estate loans, commercial and industrial loans and treasury management services. First Internet Bank has been recognized as one of the “Best Banks to Work For” by American Banker Magazine as well as a “Top Workplace” by The Indianapolis Star. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Safe Harbor Statement
This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets are used by the Company’s management to measure the strength of its capital and its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
(317) 428-4628	Senior Vice President, Retail Banking
investors@firstib.com	(317) 532-7906
nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net income	$2,278	$2,323	$1,465	$8,929	$4,324

Per share and share information
Earnings per share - basic	$0.50	$0.51	$0.33	$1.97	$0.96
Earnings per share - diluted	0.50	0.51	0.32	1.96	0.96
Dividends declared per share	0.06	0.06	0.06	0.24	0.24
Book value per common share	23.28	22.95	21.80	23.28	21.80
Tangible book value per common share	22.24	21.90	20.74	22.24	20.74
Common shares outstanding	4,481,347	4,484,513	4,439,575	4,481,347	4,439,575
Average common shares outstanding:
Basic	4,534,910	4,532,360	4,499,316	4,528,528	4,497,007
Diluted	4,580,353	4,574,455	4,514,505	4,554,219	4,507,995
Performance ratios
Return on average assets	0.74%	0.82%	0.62%	0.81%	0.50%
Return on average shareholders' equity	8.73%	9.14%	6.07%	8.89%	4.61%
Return on average tangible common equity	9.14%	9.58%	6.38%	9.33%	4.85%
Net interest margin	2.85%	2.84%	2.78%	2.85%	2.65%
Capital ratios [1]
Tangible common equity to tangible assets	7.88%	8.46%	9.54%	7.88%	9.54%
Tier 1 leverage ratio	8.28%	8.81%	9.87%	8.28%	9.87%
Common equity tier 1 capital ratio	10.11%	10.74%	12.55%	10.11%	12.55%
Tier 1 capital ratio	10.11%	10.74%	12.55%	10.11%	12.55%
Total risk-based capital ratio	12.25%	11.90%	13.75%	12.25%	13.75%
Asset quality
Nonperforming loans	$167	$206	$296	$167	$296
Nonperforming assets	4,740	4,724	4,866	4,740	4,866
Nonperforming loans to loans receivable	0.02%	0.02%	0.04%	0.02%	0.04%
Nonperforming assets to total assets	0.37%	0.41%	0.50%	0.37%	0.50%
Allowance for loan losses to:
Loans receivable	0.88%	0.88%	0.79%	0.88%	0.79%
Nonperforming loans	5,000.6%	3,723.8%	1,959.5%	5,000.6%	1,959.5%
Net charge-offs (recoveries) to average loans receivable	0.03%	(0.07)%	0.03%	(0.07)%	0.00%
Average balance sheet information
Loans receivable	$912,233	$835,938	$708,053	$820,741	$605,358
Securities available-for-sale	207,848	191,634	129,692	181,845	153,752
Other earning assets	41,274	37,638	34,242	42,375	56,094
Total interest-earning assets	1,191,923	1,094,622	909,495	1,078,216	841,589
Total assets	1,221,517	1,123,741	938,685	1,107,222	872,303
Noninterest-bearing deposits	25,198	23,267	21,118	22,866	20,028
Interest-bearing deposits	916,006	854,889	725,740	839,353	708,271
Total deposits	941,204	878,156	746,858	862,219	728,299
Shareholders' equity	103,583	100,885	95,832	100,428	93,796

1 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2014)
Amounts in thousands
	December 31, 2015	September 30, 2015	December 31, 2014
Assets
Cash and due from banks	$1,063	$1,460	$1,940
Interest-bearing demand deposits	24,089	19,185	26,349
Interest-bearing time deposits	1,000	1,250	2,000
Securities available-for-sale, at fair value	213,698	202,565	137,518
Loans held-for-sale	36,518	27,773	34,671
Loans receivable	953,859	876,578	732,426
Allowance for loan losses	(8,351)	(7,671)	(5,800)
Net loans receivable	945,508	868,907	726,626
Accrued interest receivable	4,105	3,581	2,833
Federal Home Loan Bank of Indianapolis stock	8,595	6,946	5,350
Cash surrender value of bank-owned life insurance	12,727	12,625	12,325
Premises and equipment, net	8,521	8,508	7,061
Goodwill	4,687	4,687	4,687
Other real estate owned	4,488	4,488	4,488
Accrued income and other assets	4,871	4,195	4,655
Total assets	$1,269,870	$1,166,170	$970,503

Liabilities
Noninterest-bearing deposits	$23,700	$22,338	$21,790
Interest-bearing deposits	932,354	877,412	736,808
Total deposits	956,054	899,750	758,598
Advances from Federal Home Loan Bank	190,957	150,946	106,897
Subordinated debt	12,724	2,937	2,873
Accrued interest payable	117	112	97
Accrued expenses and other liabilities	5,688	9,513	5,253
Total liabilities	1,165,540	1,063,258	873,718
Shareholders' equity
Voting common stock	72,559	72,409	71,774
Retained earnings	32,980	30,977	25,146
Accumulated other comprehensive loss	(1,209)	(474)	(135)
Total shareholders' equity	104,330	102,912	96,785
Total liabilities and shareholders' equity	$1,269,870	$1,166,170	$970,503

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited, except for the twelve months ended December 31, 2014)
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Interest income
Loans	10,290	9,326	7,957	37,049	27,875
Securities - taxable	1,067	994	615	3,728	3,036
Securities - non-taxable	137	116	—	312	58
Other earning assets	100	100	51	358	246
Total interest income	11,594	10,536	8,623	41,447	31,215
Interest expense
Deposits	2,405	2,260	1,913	8,755	7,653
Other borrowed funds	621	437	335	1,939	1,275
Total interest expense	3,026	2,697	2,248	10,694	8,928
Net interest income	8,568	7,839	6,375	30,753	22,287
Provision for loan losses	746	454	387	1,946	349
Net interest income after provision for loan losses	7,822	7,385	5,988	28,807	21,938
Noninterest income
Service charges and fees	193	202	174	764	707
Mortgage banking activities	1,805	2,095	1,842	9,000	5,609
Gain on sale of securities	—	—	—	—	538
Gain (loss) on asset disposals	40	(27)	(19)	(34)	(78)
Other	105	104	101	411	398
Total noninterest income	2,143	2,374	2,098	10,141	7,174
Noninterest expense
Salaries and employee benefits	3,460	3,446	3,129	14,271	12,348
Marketing, advertising and promotion	426	544	307	1,756	1,455
Consulting and professional fees	674	544	595	2,374	1,902
Data processing	287	248	277	1,016	995
Loan expenses	172	97	168	631	626
Premises and equipment	759	676	733	2,768	2,937
Deposit insurance premium	170	163	154	643	591
Other	544	489	516	1,824	1,808
Total noninterest expense	6,492	6,207	5,879	25,283	22,662
Income before income taxes	3,473	3,552	2,207	13,665	6,450
Income tax provision	1,195	1,229	742	4,736	2,126
Net income	2,278	2,323	1,465	8,929	4,324

Per common share data
Earnings per share - basic	$0.50	$0.51	$0.33	$1.97	$0.96
Earnings per share - diluted	$0.50	$0.51	$0.32	$1.96	$0.96
Dividends declared per share	$0.06	$0.06	$0.06	$0.24	$0.24

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$942,801	$10,290	4.33%	$865,350	$9,326	4.28%	$745,561	$7,957	4.23%
Securities - taxable	189,447	1,067	2.23%	176,722	994	2.23%	129,692	615	1.88%
Securities - non-taxable	18,401	137	2.95%	14,912	116	3.09%	—	—	0.00%
Other earning assets	41,274	100	0.96%	37,638	100	1.05%	34,242	51	0.59%
Total interest-earning assets	1,191,923	11,594	3.86%	1,094,622	10,536	3.82%	909,495	8,623	3.76%
Allowance for loan losses	(7,947)			(7,223)			(5,535)
Noninterest earning-assets	37,541			36,342			34,725
Total assets	$1,221,517			$1,123,741			$938,685

Liabilities
Interest-bearing liabilities
Regular savings accounts	$26,239	$38	0.57%	$25,500	$38	0.59%	$19,545	$29	0.59%
Interest-bearing demand deposits	77,096	107	0.55%	75,965	105	0.55%	68,968	95	0.55%
Money market accounts	345,337	608	0.70%	297,545	533	0.71%	274,015	502	0.73%
Certificates and brokered deposits	467,334	1,652	1.40%	455,879	1,584	1.38%	363,212	1,287	1.41%
Total interest-bearing deposits	916,006	2,405	1.04%	854,889	2,260	1.05%	725,740	1,913	1.05%
Other borrowed funds	171,169	621	1.44%	139,731	437	1.24%	91,700	335	1.45%
Total interest-bearing liabilities	1,087,175	3,026	1.10%	994,620	2,697	1.08%	817,440	2,248	1.09%
Noninterest-bearing deposits	25,198			23,267			21,118
Other noninterest-bearing liabilities	5,561			4,969			4,295
Total liabilities	1,117,934			1,022,856			842,853
Shareholders' equity	103,583			100,885			95,832
Total liabilities and shareholders' equity	$1,221,517			$1,123,741			$938,685

Net interest income		$8,568			$7,839			$6,375

Interest rate spread			2.76%			2.74%			2.67%
Net interest margin			2.85%			2.84%			2.78%

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Twelve Months Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$853,996	$37,049	4.34%	$631,743	$27,875	4.41%
Securities - taxable	171,502	3,728	2.17%	151,967	3,036	2.00%
Securities - non-taxable	10,343	312	3.02%	1,785	58	3.25%
Other earning assets	42,375	358	0.84%	56,094	246	0.44%
Total interest-earning assets	1,078,216	41,447	3.84%	841,589	31,215	3.71%
Allowance for loan losses	(6,906)			(5,414)
Noninterest earning-assets	35,912			36,128
Total assets	$1,107,222			$872,303

Liabilities
Interest-bearing liabilities
Regular savings accounts	$24,442	$142	0.58%	$18,509	$109	0.59%
Interest-bearing demand deposits	76,145	418	0.55%	70,362	386	0.55%
Money market accounts	299,990	2,136	0.71%	269,271	1,965	0.73%
Certificates and brokered deposits	438,776	6,059	1.38%	350,129	5,193	1.48%
Total interest-bearing deposits	839,353	8,755	1.04%	708,271	7,653	1.08%
Other borrowed funds	139,695	1,939	1.39%	45,425	1,275	2.81%
Total interest-bearing liabilities	979,048	10,694	1.09%	753,696	8,928	1.18%
Noninterest-bearing deposits	22,866			20,028
Other noninterest-bearing liabilities	4,880			4,783
Total liabilities	1,006,794			778,507
Shareholders' equity	100,428			93,796
Total liabilities and shareholders' equity	$1,107,222			$872,303

Net interest income		$30,753			$22,287

Interest rate spread			2.75%			2.53%
Net interest margin			2.85%			2.65%

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	December 31, 2015		September 30, 2015		December 31, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$102,000	10.7%	$89,762	10.2%	$77,232	10.5%
Owner-occupied commercial real estate	44,462	4.7%	42,117	4.8%	34,295	4.7%
Investor commercial real estate	16,184	1.7%	17,483	2.0%	22,069	3.0%
Construction	45,898	4.8%	30,196	3.4%	24,883	3.4%
Single tenant lease financing	374,344	39.2%	329,149	37.6%	192,608	26.3%
Total commercial loans	582,888	61.1%	508,707	58.0%	351,087	47.9%

Consumer loans
Residential mortgage	214,559	22.5%	209,507	23.9%	220,612	30.1%
Home equity	43,279	4.5%	47,319	5.4%	58,434	8.0%
Trailers	67,326	7.1%	66,749	7.6%	63,288	8.7%
Recreational vehicles	38,597	4.0%	36,800	4.2%	30,605	4.2%
Other consumer loans	2,389	0.3%	2,638	0.3%	3,201	0.4%
Total consumer loans	366,150	38.4%	363,013	41.4%	376,140	51.4%

Net deferred loan fees, premiums and discounts	4,821	0.5%	4,858	0.6%	5,199	0.7%

Total loans receivable	$953,859	100.0%	$876,578	100.0%	$732,426	100.0%

	December 31, 2015		September 30, 2015		December 31, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$23,700	2.5%	$22,338	2.5%	$21,790	2.9%
Interest-bearing demand deposits	84,241	8.8%	79,031	8.8%	74,238	9.8%
Regular savings accounts	22,808	2.4%	26,316	2.9%	20,776	2.7%
Money market accounts	341,732	35.7%	314,105	34.9%	267,046	35.2%
Certificates of deposits	470,736	49.2%	444,396	49.4%	361,202	47.6%
Brokered deposits	12,837	1.4%	13,564	1.5%	13,546	1.8%
Total deposits	$956,054	100.0%	$899,750	100.0%	$758,598	100.0%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Total equity - GAAP	$104,330	$102,912	$96,785	$104,330	$96,785
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$99,643	$98,225	$92,098	$99,643	$92,098

Total assets - GAAP	$1,269,870	$1,166,170	$970,503	$1,269,870	$970,503
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$1,265,183	$1,161,483	$965,816	$1,265,183	$965,816

Common shares outstanding	4,481,347	4,484,513	4,439,575	4,481,347	4,439,575

Book value per common share	$23.28	$22.95	$21.80	$23.28	$21.80
Effect of goodwill	(1.04)	(1.05)	(1.06)	(1.04)	(1.06)
Tangible book value per common share	$22.24	$21.90	$20.74	$22.24	$20.74

Total shareholders' equity to assets ratio	8.22%	8.82%	9.97%	8.22%	9.97%
Effect of goodwill	(0.34)%	(0.36)%	(0.43)%	(0.34)%	(0.43)%
Tangible common equity to tangible assets ratio	7.88%	8.46%	9.54%	7.88%	9.54%

Total average equity - GAAP	$103,583	$100,885	$95,832	$100,428	$93,796
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$98,896	$96,198	$91,145	$95,741	$89,109

Return on average shareholders' equity	8.73%	9.14%	6.07%	8.89%	4.61%
Effect of goodwill	0.41%	0.44%	0.31%	0.44%	0.24%
Return on average tangible common equity	9.14%	9.58%	6.38%	9.33%	4.85%